UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement

☒	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

GOLDEN MATRIX GROUP, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GOLDEN MATRIX GROUP, INC.	CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR A SPECIAL MEETING OF STOCKHOLDERS

DATE:	MARCH 19, 2024
TIME:	12:00 P.M. LAS VEGAS TIME
LOCATION: ONLINE ONLY	HTTPS://AGM.ISSUERDIRECT.COM/GMGI

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: CALL TOLL FREE 1-866-752-8683	FAX: SEND THIS CARD TO 202-521-3464	INTERNET: HTTPS://WWW.IPROXYDIRECT.COM/GMGI AND FOLLOW THE ON-SCREEN INSTRUCTIONS.	EMAIL: PROXY@IPROXYDIRECT.COM INCLUDE YOUR CONTROL ID IN YOUR EMAIL.

THIS COMMUNICATION REPRESENTS A NOTICE TO ACCESS A MORE COMPLETE SET OF PROXY MATERIALS AVAILABLE TO YOU ON THE INTERNET. WE ENCOURAGE YOU TO ACCESS AND REVIEW ALL OF THE IMPORTANT INFORMATION CONTAINED IN THE PROXY MATERIALS BEFORE VOTING. THE PROXY STATEMENT IS AVAILABLE AT: HTTPS://WWW.IPROXYDIRECT.COM/GMGI

IF YOU WANT TO RECEIVE A PAPER COPY OF THE PROXY MATERIALS YOU MUST REQUEST ONE. THERE IS NO CHARGE TO YOU FOR REQUESTING A COPY.  TO FACILITATE TIMELY DELIVERY PLEASE MAKE THE REQUEST, AS INSTRUCTED ABOVE, BEFORE THURSDAY, FEBRUARY 29, 2024.

YOU MAY ENTER YOUR VOTING INSTRUCTIONS AT HTTPS://WWW.IPROXYDIRECT.COM/GMGI UNTIL 11:59 PM EASTERN TIME MARCH 18, 2024.

THE PURPOSES OF THIS MEETING ARE AS FOLLOWS:

1.

TO APPROVE, FOR THE PURPOSES OF NASDAQ LISTING RULES 5635(A) AND (B), THE TERMS OF, AND THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH, THAT CERTAIN AMENDED AND RESTATED SALE AND PURCHASE AGREEMENT OF SHARE CAPITAL DATED JUNE 27, 2023 (AS AMENDED TO DATE AND AS FURTHER AMENDED FROM TIME TO TIME, THE “PURCHASE AGREEMENT”), AS DESCRIBED IN GREATER DETAIL IN THE PROXY STATEMENT;

2.

APPROVAL OF A NON-BINDING, ADVISORY BASIS, ON THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO CERTAIN OF GOLDEN MATRIX’S NAMED EXECUTIVE OFFICERS PRIOR TO, OR AFTER, THE CLOSING OF THE PURCHASE AGREEMENT (THE “PURCHASE AGREEMENT PROPOSAL”);

3.

APPROVAL, FOR THE PURPOSES OF COMPLYING WITH THE APPLICABLE LISTING RULES OF NASDAQ, OR THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CERTAIN OFFERINGS FOLLOWING THE SPECIAL MEETING, AS DESCRIBED IN GREATER DETAIL IN THE PROXY STATEMENT (THE “NASDAQ PROPOSAL”);

4.

APPROVAL OF THE ADOPTION OF A CERTIFICATE OF AMENDMENT TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO REMOVE THE PROVISIONS THEREOF PROVIDING FOR A THREE CLASS, CLASSIFIED BOARD OF DIRECTORS OF THE COMPANY;

5.	APPROVAL OF THE ADOPTION OF A CERTIFICATE OF AMENDMENT TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO OPT OUT OF NEVADA REVISED STATUTES SECTIONS 78.378 TO 78.3793;

6.

APPROVAL OF THE ADOPTION OF A CERTIFICATE OF AMENDMENT TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO AMEND ARTICLE VI THEREOF TO (A) REMOVE THE BOARD OF DIRECTORS’ EXCLUSIVE RIGHT TO MAKE, AMEND, ALTER, OR REPEAL THE BYLAWS OF THE COMPANY; AND (B) PROVIDE THAT NOTHING IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION SHALL DENY THE CONCURRENT POWER OF THE STOCKHOLDERS (TOGETHER WITH THE DIRECTORS) TO ADOPT, ALTER, AMEND, RESTATE, OR REPEAL THE BYLAWS OF THE COMPANY;

7.

APPROVAL OF THE ADOPTION OF A CERTIFICATE OF AMENDMENT TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM TWO HUNDRED AND FIFTY MILLION (250,000,000) SHARES TO THREE HUNDRED MILLION (300,000,000) SHARES;

8.	APPROVAL OF THE ADOPTION OF THE GOLDEN MATRIX GROUP, INC. 2023 EQUITY INCENTIVE PLAN; AND

9.

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IF THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, THE APPROVAL OF THE PURCHASE AGREEMENT PROPOSAL OR NASDAQ PROPOSAL.

PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULES, YOU ARE RECEIVING THIS NOTICE THAT THE PROXY MATERIALS FOR THE SPECIAL MEETING ARE AVAILABLE ON THE INTERNET. FOLLOW THE INSTRUCTIONS ABOVE TO VIEW THE MATERIALS AND VOTE OR REQUEST PRINTED COPIES.

THE BOARD OF DIRECTORS HAS FIXED THE CLOSE OF BUSINESS ON JANUARY 31, 2024 AS THE RECORD DATE FOR THE DETERMINATION OF STOCKHOLDERS ENTITLED TO RECEIVE NOTICE OF THE SPECIAL MEETING AND TO VOTE THE SHARES OF OUR COMMON STOCK, PAR VALUE $0.00001 PER SHARE AND SERIES B VOTING PREFERRED STOCK, PAR VALUE $0.00001 PER SHARE, THEY HELD ON THAT DATE AT THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ‘FOR’ ALL PROPOSALS ABOVE.

PLEASE NOTE - THIS IS NOT A PROXY CARD - YOU CANNOT VOTE BY RETURNING THIS CARD

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GOLDEN MATRIX GROUP, INC. SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

TIME SENSITIVE SHAREHOLDER INFORMATION ENCLOSED

IMPORTANT SHAREHOLDER INFORMATION YOUR VOTE IS IMPORTANT

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